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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                   Exhibit 10.27


      FIRST AMENDMENT TO CELLCEPT(R) COLLABORATION AND PROMOTION AGREEMENT

     This First Amendment to Cellcept(R) COLLABORATION AND PROMOTION AGREEMENT (the "AMENDMENT") is entered into as of February 4, 2005 (the "AMENDMENT DATE"), by and among, on the one hand, Aspreva Pharmaceuticals S.A., a Swiss corporation having offices at Rue Jacquet-Droz 32, 2301 La Chaux-de-Fonds, Neuchatel, Switzerland ("ASPREVA"), a subsidiary of Aspreva Pharmaceuticals Corporation ("ASPREVA CANADA"), and on the other hand, Hoffmann-La Roche Inc., a New Jersey corporation having offices at 340 Kingsland Street, Nutley, New Jersey 07110 and
F. Hoffmann-La Roche Ltd, having offices at Grenzacherstrasse 124, CH-4070 Basel, Switzerland (collectively, "ROCHE"). Both Aspreva and Roche are referred to individually as a "PARTY" and collectively as the "PARTIES."

     WHEREAS, Roche and Aspreva have entered into that certain CellCept(R) Collaboration and Promotion Agreement, effective as of July 18, 2003, providing for the development, and if successful, marketing and promotion by Aspreva of Roche's proprietary drug CellCept(R) (mycophenolate mofetil) for the treatment of autoimmune diseases (the "ORIGINAL AGREEMENT"); and

     WHEREAS, the Parties, in compliance with the Original Agreement, have each


                                       1


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appointed a Finance Liaison, and such Finance Liaisons have agreed in principal to certain modifications to the method by which Roche is to make payments to Aspreva under Article 8 of the Original Agreement; and

     WHEREAS, Roche and Aspreva now desire to amend the Original Agreement with respect to certain provisions thereof as recommended by the Finance Liaisons;

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which signing this Amendment acknowledge, the Parties, intending to be legally bound, do hereby agree as follows:

1.   Delete Section 1.15 in its entirety and replace with the following:

          1.15 "BASELINE RESIDUAL SALES" (BRS(1)) shall mean one hundred thirty-four million (134,000,000) CHF (and pro rata for any part of a year), which amount shall be subject to adjustment after the Effective Date as provided in Section 8.7. In any event, Baseline Residual Sales shall not exceed one hundred seventy-eight million (178,000,000) CHF.

2.   Delete Section 1.25 "ESTIMATED INCREMENTAL RESIDUAL SALES" in its entirety.

3.   Delete Section 1.43 "PROJECTED GLOBAL TRACKED SALES" in its entirety.

4.   Amend ARTICLE 1 to add the following new definitions:


---------------
(1) For ease of cross-reference, equivalent variables in the Approved Model have been listed as underlined acronyms following the defined terms.


                                       2


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          "APPROVED MODEL" shall mean the financial model for the calculation of
     Initial Quarterly Payments and Audited Royalties in accordance with this Agreement, a copy of which is attached hereto as Schedule A.

          "AUDITED INCREMENTAL RESIDUAL SALES" (AIRS) shall be calculated, for a particular quarter, as follows:

                            AIRS = MNS - MTS - QBRS,

     where "AIRS" is Audited Incremental Residual Sales; "MNS" is MAT Net Sales for such quarter; "MTS" is the MAT Tracked Sales for such quarter; and "QBRS" is the Quarterly Baseline Residual Sales.

          "AUDITED QUARTER" shall mean, with respect to a given calendar quarter, the calendar quarter ending [ * ] prior to the end of that calendar quarter. For example, for the quarter ending March 31, 2007, the Audited Quarter would be [ * ].

          "AUDITED ROYALTY" (AR) shall equal 50% of the Audited Incremental Residual Sales.

          "COLLAR" shall equal Four Million (4,000,000) CHF, subject to modification by the JC from time to time pursuant to Section 8.2(c).

          "GLOBAL TRACKED NET SALES" (GTS) shall mean, for a given time period, those Net Sales in the Territory determined to have resulted from purchases of the Product for use in Transplant Indications through an audit conducted in


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     accordance with the then-applicable Sales Tracking Methodology, as provided in Section 8.5.

          "GLOBAL TRACKED SALES PROXY" (GTSP) means, with respect to a given calendar quarter, the ratio of [ * ] to [ * ] for the quarter ending [ * ] prior to the end of such calendar quarter. For example, for the quarter ending March 31, 2007, Global Tracked Sales Proxy would be equal to the ratio of [ * ] to [ * ] for [ * ].

          "INITIAL QUARTERLY PAYMENT" (IQP) shall have the meaning set forth in
     Section 8.1(a).

          "MAT NET SALES" (MNS) shall mean, with respect to a particular quarter, the [ * ] quarterly Net Sales for such quarter obtained by [ * ] Net Sales from such quarter [ * ] to obtain a [ * ] and then [ * ] by
     [ * ]. For example, the MAT Net Sales for Q2 of 2006 would be [ * ].

          "MAT TRACKED SALES" (MTS) shall mean, with respect to a particular quarter, the [ * ] quarterly Global Tracked Net Sales for such quarter obtained by [ * ] Global Tracked Net Sales from such quarter [ * ] to obtain a [ * ] and then [ * ] by [ * ]. For example, the MAT Tracked Sales for Q2 of 2006 would be [ * ].

          "OFFSET VALUE" (OV) shall be set initially at [ * ] CHF. In the event that the differential between the Audited Royalty and the Initial Royalty Payment for a particular quarter, as calculated under Section 8.2(b), is greater than the [ * ]


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     applicable to such quarter, the Offset Value shall be adjusted in accordance with following formula:

                                     [ * ],

     where "OV" is the Offset Value for such calendar quarter; and "Overage" is equal to the amount by which the [ * ] the [ * ] and the corresponding
     [ * ] for the [ * ] relevant to such calendar Quarter exceeds [ * ] (which shall be [ * ] if such [ * ] is in Roche's favor and [ * ] if such [ * ] is in Aspreva's favor). After [ * ] (or sooner if agreed by the Parties), the JC and/or the Finance Committee will revisit in good faith the calculation of the Offset Value and if it is determined that a change to such calculation is appropriate, then, subject to their mutual agreement, the Parties will amend the Agreement accordingly.

          "QUARTERLY BASELINE RESIDUAL SALES" (QBRS) shall mean Baseline Residual Sales for the then current calendar year multiplied by 0.25.

          "QUARTERLY INCREMENTAL RESIDUAL SALES" (QIRS) shall be calculated, for each calendar quarter, as follows:

                        QIRS = {MNS x (1 - GTSP)} - QBRS,

     where "QIRS" is Quarterly Incremental Residual Sales; "MNS" is MAT Net Sales for such quarter; "GTSP" is the Global Tracked Sales Proxy for such quarter; and "QBRS" is the Quarterly Baseline Residual Sales.


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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.
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          "SALES TRACKING METHODOLOGY" shall have the meaning set forth in
     Section 8.5.

5. The Parties acknowledge and agree that the document attached as Annex A to this Amendment accurately describes the basis for the initial value of the Offset Value set forth above.

6.   Delete ARTICLE 8 in its entirety and replace with the following:



                                    ARTICLE 8

                            ROYALTIES AND ACCOUNTING

          8.1 INITIAL ROYALTY PAYMENTS TO ASPREVA. Beginning with the quarter commencing April 1, 2005, and continuing each calendar quarter until the end of the Term (such period, the "ROYALTY TERM"), Roche shall owe to Aspreva royalty payments as follows:

               (a) INITIAL QUARTERLY PAYMENT. Beginning with the quarter commencing April 1, 2005, Roche shall owe to Aspreva a royalty payment equal to the [ * ] (adjusted pro-rata for any partial quarters) plus fifty percent (50%) of the Quarterly Incremental Residual Sales for such quarter or portion thereof (the "INITIAL QUARTERLY PAYMENT").

               (b) CALCULATION OF GLOBAL TRACKED SALES PROXY AND INITIAL QUARTERLY PAYMENT. Roche shall determine the Global Tracked Sales Proxy for


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     a particular quarter, and shall calculate the Initial Quarterly Payment for such quarter, within [ * ] business days after the end of such calendar quarter.

               (c) PAYMENT. Roche shall pay to Aspreva the Initial Quarterly Payment set forth in Section 8.1(a) in accordance with Section 8.3.

          8.2 PAYMENTS BASED UPON AUDITED INCREMENTAL RESIDUAL SALES.

               (a) CALCULATION OF MAT TRACKED SALES. For the calendar quarter ending [ * ] after the end of the first calendar quarter in respect to which an Initial Quarterly Payment is owed, and for each calendar quarter thereafter during the Term (the "RECENT QUARTER"), Roche shall calculate the MAT Tracked Sales for the Audited Quarter relevant the Recent Quarter, using the results of the Sales Tracking Methodology for [ * ] and shall provide such calculation to Aspreva in writing within [ * ] business days after the end of the Recent Quarter. Roche shall in addition present such calculation to the Finance Subcommittee for review and approval (the "AUDIT MEETING") as soon as reasonably possible.

               (b) DETERMINATION OF AUDITED ROYALTY. Roche shall calculate the Audited Incremental Residual Sales for such Audited Quarter (using the MAT Tracked Sales approved in the Audit Meeting, if available) and shall calculate the Audited Royalty, and the Parties shall proceed as provided below:

                    (i) if the Audited Royalty for such Audited Quarter is greater than the Initial Royalty Payment paid with respect to the Audited Quarter, then Roche shall owe to Aspreva an amount equal to such differential amount,


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     but in no event shall Roche owe to Aspreva under this Section 8.2 more than the Collar (such payment to Aspreva referred to as the "ASPREVA
     DIFFERENTIAL PAYMENT"). By way of example, assuming that the Collar remains at the initial value of Four Million (4,000,000) CHF, if the Initial
     Royalty Payment was Twenty Million (20,000,000) CHF, and the Audited
     Royalty was Twenty-Five Million (25,000,000) CHF, Roche would owe to
     Aspreva Four Million (4,000,000) CHF;

                    (ii) if the Audited Royalty for such Audited Quarter is less than the Initial Royalty Payment for such Audited Quarter, then Aspreva shall owe to Roche an amount equal to such differential amount, but in no event shall Aspreva owe to Roche under this Section 8.2 more than the Collar (such payment to Roche referred to as the "ROCHE DIFFERENTIAL PAYMENT"). By way of example, assuming that the Collar remains at the initial value of Four Million (4,000,000) CHF, if the Initial Royalty Payment was Twenty-Five Million (25,000,000) CHF, and the Audited Royalty was Twenty Million (20,000,000) CHF, Aspreva would owe to Roche Four Million (4,000,000) CHF.

               (c) The JC may elect at any point to change the value of the Collar, which, if the JC so elects, shall become effective immediately upon such election.

          8.3 REPORTS; PAYMENTS

               (a) ROCHE REPORT. Within [ * ] days after the end of each calendar quarter as to which a payment is due under Section 8.1 and/or Section


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     8.2, Roche shall submit to Aspreva an updated version of the Approved
     Model, which shall incorporate the most recent data available to Roche and shall be accompanied by all related calculations necessary for substantiating the calculation of the Initial Quarterly Payment for such calendar quarter and the Audited Royalty for the Audited Quarter relative to such calendar quarter. In connection with such updated model, Roche shall certify that the determination of the MAT Tracked Sales was performed based on numbers calculated in accordance with the then-current Sales Tracking Methodology.

               (b) PAYMENTS. Along with delivery of the report referred to in
     Section 8.3(a) above, Roche agrees to pay to Aspreva an amount equal to either (i) the Initial Royalty Payment plus the Aspreva Differential Payment, or (ii) the Initial Royalty Payment minus the Roche Differential Payment, as appropriate.

               (c) REVIEW OF AUDITED DATA. Notwithstanding the Audit Meeting, Aspreva shall have a period of [ * ] after receipt to review, comment upon, or otherwise object in writing or inquire as to the information provided by Roche pursuant to Section 8.3(a), it being understood that any such comments or objections shall be directed to the accurate implementation of the Sales Tracking Methodology and the auditing process as described in
     Section 8.2, and not to the utility or appropriateness of the Sales Tracking Methodology itself. Upon receipt of any such objections or questions, Roche shall supply to Aspreva such information as Aspreva reasonably requests. In the event an error is identified, Roche shall have [ * ] business days to re-run the determination of


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     Global Tracked Net Sales or MAT Tracked Sales, or re-calculate the Audited
     Royalty or the Aspreva Differential Payment or the Roche Differential Payment, as the case may be, and shall either remit any additional payment owed Aspreva, or shall have the right to credit any overpayment to Aspreva against the next payment owed Aspreva under Section 8.2. This Section 8.3(c) shall not be construed as diminishing Aspreva's rights under Section
     8.13 (Accounting; Audits).

          8.4 REASSESSMENT OF RECONCILIATION PROCESS. In the event that, for each of [ * ] quarters, the differential between the Audited Royalty and the Initial Royalty Payment for such quarter, as calculated under Section 8.2(b), is greater than the Collar(s) applicable to such quarters [ * ], then:

               (a) Notwithstanding Section 8.2(b), the Aspreva Differential Payment or the Roche Differential Payment, as the case may be, for [ * ] such [ * ] quarters shall not be limited to the Collar and instead shall be [ * ].

               (b) Either Party shall have the right to demand a meeting of the JC or the Finance Subcommittee, as the case may be, and the Parties' representatives shall reassess the Sales Tracking Methodology, and/or the method of calculating the Initial Quarterly Payment, as set forth in
     Section 8.1, and the Parties shall meet in good faith to determine a more appropriate methodology so as to ensure fair and accurate compensation to the Parties under this Agreement by tracking as accurately as possible purchases of the Product in the Transplant Indications and by estimating as closely as is


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     reasonably possible the initial royalty payments to Aspreva in light of the fact that audited information regarding any given calendar quarter is not available at the end of such calendar quarter, but only subsequent thereto. If the JC fails to agree on a different methodology proposed by either
     Party by the time that the next Initial Quarterly Payment must be calculated, the Sales Tracking Methodology and the method for paying royalty payments and the reconciliation thereof then in effect shall continue to be used, except that, unless and until the JC agrees on a different methodology, the Aspreva Differential Payment or the Roche Differential Payment, as the case may be, for each quarter shall not be limited to the Collar and instead shall be [ * ].

          8.5 SALES TRACKING METHODOLOGY.

               (a) METHODOLOGY. For the purpose of the determination of Global Tracked Net Sales, the Global Tracked Sales Proxy, and MAT Tracked Sales, Roche shall utilize a defined methodology to determine which portion of Net Sales in the Territory resulted from purchases of the Product for use in the Transplant Indications (the "SALES TRACKING METHODOLOGY"). Aspreva and Roche agree that the Sales Tracking Methodology shall initially be such methodology as is described in Schedule 8.5 to this Agreement, and may modified by the JC pursuant to Section 8.5(b).

               (b) MODIFICATIONS TO METHODOLOGY. On a periodic basis [ * ], the JC shall review the current Sales Tracking Methodology and shall either affirm such Sales Tracking Methodology or elect to adopt a different or modified


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     Sales Tracking Methodology. If the JC elects to adopt a different or modified Sales Tracking Methodology, it shall become effective for the Audited Quarter with respect to the quarter in which such election occurs, and Schedule 8.5 shall be so amended to substitute such newly agreed-upon Sales Tracking Methodology. If the JC fails to agree on a different Sales Tracking Methodology proposed by either Party, the Sales Tracking Methodology then in effect shall continue to be used. Notwithstanding the foregoing, it is understood and agreed by the Parties that each shall have the right, at its own expense, to undertake such market research and analysis, including "probes" or sampling of patient data, physician prescribing habits and the like (the "NEW SALES TRACKING DATA") or otherwise propose modifications to the Sales Tracking Methodology at any time during the Term, and to present such data or otherwise propose modifications to the Sales Tracking Methodology to the JC to enhance the validity or reliability of the Sales Tracking Methodology. It shall be the JC's continuing obligation to review any such New Sales Tracking Data in good faith, with the overriding obligation to ensure fair and accurate compensation to the Parties under this Agreement by tracking as accurately as reasonably possible, purchases of the Product in the Transplant Indications, balancing the desirability of increased accuracy against the costs of obtaining same. In the event that the JC adopts a new Sales Tracking Methodology that incorporates New Sales Tracking Data proposed by a Party, such proposing Party bears the burden of payment of any incremental costs of obtaining such New Sales Tracking Data;


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     provided, however, that after [ * ], the Parties will share such costs
     [ * ] to the extent such costs are then prospective.

          8.6 INTENTIONALLY DELETED.

          8.7 ADJUSTMENTS TO BASELINE RESIDUAL SALES.

               (a) CHANGES IN AVERAGE UNIT SELLING PRICE. Commencing January 2004, Roche shall calculate the Average Unit Selling Price and communicate same to Aspreva in writing. On an annual basis thereafter, Roche shall calculate the increase or decrease in the Average Unit Selling Price from the prior twelve month period, and the Parties shall adjust Baseline Residual Sales upward or downward, as the case may be, by that same percentage. On or before January 31st of each year, Roche shall provide to Aspreva a report listing (i) such increase or decrease in the Average Unit Selling Price and (ii) the new Baseline Residual Sales figure for the then-current year, both calculated pursuant to this Section 8.7(a).

               (b) PRODUCT RECALLS AND WITHDRAWALS. In the event that, due to a Product recall or withdrawal, the Product is no longer sold in such country, then Baseline Residual Sales shall be adjusted downward to offset the loss of sales in such country. Such adjustment for such country shall be at that percentage level set forth in Schedule 8.7(b) opposite the name of such country. For example, in the event the Product were no longer being sold in Germany,


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     Baseline Residual Sales would be reduced by [ * ], and would only be subject to upward adjustment thereafter as provided in Section 8.7(a).
     [ * ].

               (c) TERMINATION BY ASPREVA. In the event that Aspreva terminates this Agreement with respect to a particular country in the Territory as provided in Section 14.2, then the Territory shall be defined thereafter as excluding such country for purposes of calculating Net Sales, and Baseline Residual Sales shall be adjusted downward to offset the loss of sales in such country. Such adjustment for such country shall be equal to that percentage level set forth in Schedule 8.7(b) opposite the name of country. For example, in the event the Product were no longer being sold in Germany, Baseline Residual Sales would be reduced by [ * ], and would only be subject to upward adjustment thereafter as provided in Section 8.7(a).

          8.8 FINANCE LIAISON. No later than thirty (30) days prior to the start of the Royalty Term, each Party shall designate a Finance Liaison responsible for overseeing and facilitating the exchange of information contemplated under this Article 8. Either Party may replace its Finance Liaison at any time upon thirty (30) days prior written notice to the other Party.

          8.9 CURRENCY AND CONVERSION. All payments under this Agreement shall be in Swiss Francs. For the purpose of computing Net Sales for Product sold in a currency other than Swiss Francs, Roche shall convert the amount of Net Sales in foreign currencies as computed in accordance with Roche's then current standard practices.


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          8.10 INTEREST. In the event that Roche is late in paying to Aspreva any amounts due under this Agreement within the applicable time period set forth herein, such payment shall bear interest at the lesser of (a) [ * ] as reported by [ * ] (or a successor or similar organization) from time to time and (b) the maximum amount permitted by applicable law.

          8.11 TAXES.

               (a) COOPERATION AND COORDINATION. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible, taxes payable with respect to their collaboration efforts under this Agreement and that they shall use their best efforts to cooperate and coordinate with each other to achieve such objective.

               (b) PAYMENT OF TAX. A Party receiving a payment pursuant to this
     Article 8, or deemed to receive a payment as a result of the cross-licensing arrangement under Article 2, shall pay any and all taxes levied on such payment or deemed payment. If applicable laws or regulations require that taxes be deducted and withheld from a payment made pursuant to this Article 8, the remitting Party shall (i) deduct those taxes from the payment; (ii) pay the taxes to the proper taxing authority; and (iii) send evidence of the obligation together with proof of payment to the other Party within sixty (60) days following that payment.

               (c) TAX RESIDENCE CERTIFICATE. A Party (including any party to whom this Agreement may be assigned as permitted under Section 16.2)


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     receiving a payment pursuant to this Article 8 shall provide the remitting
     Party certification from the revenue authorities of a jurisdiction (a "TAX RESIDENCE CERTIFICATE") that it is a tax resident of that jurisdiction if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

               (d) ASSESSMENT. Either Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any governmental authority for any additional amount of taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by law. The Parties shall cooperate with the other in any protest by providing records and such additional information as may reasonably be necessary for a Party to pursue such protest.

          8.12 BLOCKED CURRENCY. If by reason of law Roche is unable to convert to Swiss Francs a portion of the amount due by Roche under this Agreement, then Roche shall notify Aspreva in writing and Aspreva shall have the right to receive such portion and, upon written request from Aspreva, Roche shall pay to Aspreva such portion, in the currency of any other country designated by Aspreva and legally available to Roche.

          8.13 ACCOUNTING; AUDITS.

               (a) RECORDS. Roche agrees to keep full, clear, and accurate records for a period of at least three (3) years, or such longer period as may


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     coincide with Roche's internal records retention policy, setting forth sales of the Product in the Territory during the Term in sufficient detail to permit Aspreva to confirm the accuracy of (i) Roche's determination of Global Tracked Net Sales pursuant to the Sales Tracking Methodology and
     (ii) the calculation of royalty payments and other compensation payable to Aspreva under this Agreement.

               (b) AUDIT. Roche further agrees to permit Aspreva to engage Roche's independent, certified public accountant, on behalf of Aspreva, to examine by way of an audit conducted in accordance with IAS, such of its books and records related to the calculations set forth in this Article 8, including all data used in conducting the Sales Tracking Methodology and in calculating Global Tracked Net Sales, but in any event no more than once in any given calendar year. Aspreva shall have a right to request from the independent certified public accountant full access to review all work papers and supporting documents pertinent to such audit. If Aspreva reasonably believes, after reviewing information received from Roche's independent public accountant, that an additional audit is appropriate to address an apparent discrepancy with respect to Roche's calculation of Net Sales or other calculations set forth in this Article 8, Aspreva shall have the right, by an audit specialty firm acceptable to Roche, employed by Aspreva and at Aspreva's own expense, to perform such necessary audit procedures.

               (c) COSTS OF AUDIT. Aspreva shall bear the cost of any audit under this Section 8.13, except in the event that the results of the audit reveal an


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     underpayment of the amounts described in this Article 8 by [ * ] or more over the period being audited, in which case Roche shall pay all costs of such examination. In the event that such examination concludes that additional amounts are owed to Aspreva, Roche shall pay any such additional amounts within thirty (30) days of the date that Roche receives the written report so concluding. In the event that such examination concludes that there has been an overpayment with respect to amounts paid to Aspreva, the excess (after deducting the cost of the examination) shall be credited to Roche against future payments required by this Article 8.

7. The Parties acknowledge and agree that the Sales Tracking Methodology will be implemented [ * ] described on Schedule B to this Amendment, and the Parties shall [ * ] after the Amendment Date to [ * ] of the [ * ] accordingly. In no event shall any [ * ] pursuant to this Section 7 disadvantage either Party with respect to the financial arrangement of the Agreement as hereby amended.









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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.


ASPREVA PHARMACEUTICALS S.A.               F. HOFFMANN-LA ROCHE LTD


By: /s/ Kalust Zorik                       By: /s/ D. P. Moorhead
    ---------------------------------          ---------------------------------
    Name:  Kalust  Zorik                       Name:  D. P. Moorhead
    Title: Board Member                        Title: Head of Pharma Finance


By: /s/ P. Comte                           By: /s/  Stefan Arnold
    ---------------------------------          ---------------------------------
    Name:  Pierre Comte                        Name: Stefan Arnold
    Title: Director                            Title: Deputy Director


                                           HOFFMANN-LA ROCHE INC.


                                           By: /s/ George W. Johnston
                                               ---------------------------------
                                               Name:  George W. Johnston
                                               Title: Vice President









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                                   SCHEDULE A

                                      [ * ]


















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                                   SCHEDULE B

                                      [ * ]



















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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.